Exhibit 3.1

RESTATED BYLAWS OF CH2M HILL COMPANIES, LTD.

ARTICLE I
CORPORATE OFFICES

Section 1.1            Principal Office.  The principal office of the Corporation shall be 9191 South Jamaica Street, Englewood, Colorado 80112, or such other place as the Board of Directors may designate.

Section 1.2            Other Offices.  The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places as the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 2.1            Annual Meeting.  The annual meeting of shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as may be determined by the Board of Directors.

Section 2.2            Special Meeting.  A special meeting of the shareholders may be called at any time by the Chairman of the Board, by the President, or by three directors, and shall be called by the Chairman of the Board, the President, or the Secretary of the Corporation upon receipt of one or more written demands (which shall state the purpose or purposes therefor) signed and dated by the holders of shares representing not less than [one-tenth] of all votes entitled to be cast on any issue proposed to be considered at the meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such meeting.

Section 2.3            Notice of Shareholders’ Meetings.

(a)           Notice of the place, if any, date, and time of all meetings of the shareholders, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten nor more than 60 days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law.  In the case of a special meeting, the purpose or purposes for which the meeting is called shall also be set forth in the notice.  Notice may be given by mail or by electronic transmission in accordance with the relevant provisions of the Oregon Business Corporation Act.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each shareholder at such shareholder’s address appearing on the books of the Corporation or given by the shareholder for such purpose.  Notice by electronic transmission shall be deemed given when electronically transmitted to the shareholder in a manner authorized in writing by the shareholder.  An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

(b)           If at any meeting action is proposed to be taken which, if taken, would entitle shareholders to an appraisal of the fair value of their shares under the relevant provisions of the Oregon Business Corporation Act (which govern the applicability of dissenters’ appraisal rights to, among other transactions, certain mergers, share exchanges, and sales of all or substantially all of the properties of the Corporation), the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by the relevant sections of the Oregon Business Corporation Act.

(c)           When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 120 days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith.

(d)           A shareholder may at any time waive notice of the time, place and purpose of any meeting of shareholders (or any notice required by the Oregon Business Corporation Act, the Restated Articles of Incorporation, or the Restated Bylaws) by a writing signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.  A shareholder’s attendance at a meeting:

(i)    waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(ii)   waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(e)           If the Corporation indemnifies or advances expenses to a director in connection with litigation where director is a defendant, his shall be reported to all shareholders with or before notice of the next shareholders’ meeting, as required by the Oregon Business Corporation Act.

(f)            For purposes of these Restated Bylaws, “electronic transmission” means any form of communication that does not directly involve the physical transfer of paper and that creates a record that may be retained, retrieved and reproduced by the recipient thereof.

Section 2.4            Organization.

(a)           Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by a person designated by the Board of Directors, or in the absence of a person so designated by the Board of Directors, by a Chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy.  The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the

Chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.

(b)           The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 2.5            List of Shareholders.  The Secretary or such other person as may be designated by the Chairman of the Board, the President, or the Board of Directors shall within two business days after notice is given for each meeting prepare a list of shareholders entitled to vote at such meeting and the number of shares of stock held by each shareholder.

Section 2.6            Quorum.  At any meeting of shareholders, the holders of a majority in voting power of all issued and outstanding stock entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum with respect to that matter.  If a quorum is not present or represented at any meeting of shareholders, then the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.7, without notice other than announcement at the meeting and except as provided in Section 2.3(c), until a quorum is present or represented.  If a quorum initially is present at any meeting of shareholders, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

Section 2.7            Adjourned Meeting.  Any annual or special meeting of shareholders, whether or not a quorum is present, may be adjourned for any reason by either the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy.  At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8            Voting.

(a)           Except as otherwise provided by law or the Restated Articles of Incorporation, each holder of stock of the Corporation entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of such stock held of record by such holder on all matters submitted to a vote of shareholders of the Corporation.

(b)           Except as otherwise provided by law, the Restated Articles of Incorporation or these Restated Bylaws, at each meeting of shareholders at which a quorum is present, all corporate actions to be taken by vote of the shareholders shall be authorized if the votes cast favoring the action exceed the votes cast opposing the action.

Section 2.9            Proxies.

(a)           At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. Unless and until voted, every proxy shall be revocable by the person who executed it or by his or her legal representatives or assigns, except in those cases when an irrevocable proxy permitted by statute has been given.

(b)           Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy pursuant to this Section 2.9, the following shall constitute a valid means by which a shareholder may grant such authority:

(i)    A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy.  Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii)   A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting the authorization in writing or by any means of electronic communication to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such means of electronic communication must either set forth or be submitted with information from which it can be determined that the electronic communication transmission was authorized by the shareholder.  Such authorization can be established by the signature of the shareholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the shareholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization.  If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c)           Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 2.9(b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.10         Nomination of Directors.

(a)           Employee Directors.           The Chief Executive Office, with the concurrence of the Board of Directors, shall appoint a nominating committee for the employee positions on the Board of Directors.   The composition of the committee shall be determined from time to time by the Board of Directors, but it must consist of employees only, who may, but do not have to be employee-directors.  The Chief Executive Officer shall be the nonvoting chairman of the nominating committee.  The committee shall seek input from CH2M HILL employees on the employee-director candidates for the Board, review the candidates submitted for its considerations by the employees, and nominate an employee-director slate consisting only of as many candidates as there are employee-shareholder director vacancies available at the next elections to the Board of Directors.

(b)           Outside Directors.   Non-employee director candidates (also known as outside director candidates) shall be nominated by the Board of Directors, directly or by a committee of the Board, charged with the outside director nomination responsibilities.

(c)           In addition, nominations for the election of directors may be made at an annual or special meeting by any shareholder entitled to vote in the election of directors by following the procedures set forth in Section 2.11 of these Restated Bylaws.

Section 2.11         Notice of Shareholder Business and Nominations.

(a)                                  Annual Meeting.

(i)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business other than nominations to be considered by the shareholders may be made at an annual meeting of shareholders only

(A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) at the direction of the Board of Directors, or

(C) by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.11(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11(a).

(ii)   For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of the foregoing paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action.  To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth:

(A)          as to each person whom the shareholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (3) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation;

(B)           as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Restated Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C)           as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)           the name and address of such shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

(2)           the class and number of shares of capital stock of the Corporation which are owned of record and beneficially owned by such shareholder and such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record and beneficially owned by the shareholder and such beneficial owner as of the record date for the meeting, and

(3)           a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

(D)          as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner, a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such shareholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner) and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,

(iii)          This Section 2.11(a) shall not apply to a proposal or nomination proposed to be made by a shareholder if the shareholder has notified the Corporation of his or her intention to present the proposal or nomination at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act (or any other rule promulgated under Section 14 of the Exchange Act) and such proposal or nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(b)           Special Meeting.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any committee thereof), including pursuant to the procedures set forth in Section 2.10 of the Restated Bylaws or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.11(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.11.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by paragraph (a)(ii) of this Section 2.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)           General.

(i)            Except as otherwise provided by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. The Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11.  If any proposed shareholder nomination or business was not made or proposed in compliance with this Section 2.11, then except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the shareholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D) of this Section 2.11 to the Corporation within the time frames specified herein, or if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.11, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(ii)           For purposes of this Section 2.11, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.12         Action Without Meeting.

(a)           Unless otherwise provided in the Restated Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by all of the shareholder entitled to vote on the action. To be effective, a written consent must be delivered to the Corporation by delivery to its principal place of business.  Every written consent shall bear the date of signature of each shareholder who signs the consent.

(b)           Any electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section 2.12, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (ii) the date on which such shareholder or proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

(c)           Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire writing.

Section 2.13         Inspectors of Election.

(a)           The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  Unless expressly appointed, the Secretary of the Corporation shall have the responsibilities of the inspector of election.

(b)           The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)           In determining the validity and counting of proxies and ballots, the inspectors shall, in good faith, make such determination in accordance with the standards set forth in the relevant provisions of the Oregon Business Corporation Act.

Section 2.14         Meetings by Remote Communications.  The Board of Directors, by resolution adopted in advance either specifically with respect to a particular meeting of shareholders or generally with respect to future meetings of shareholders, may permit any or all shareholders to participate in an annual or special meeting by, or may permit the conduct of a meeting through, use of any means of communication by which all shareholders participating may simultaneously hear each other. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III
DIRECTORS

Section 3.1             Powers.  Subject to the provisions of the Oregon Business Corporation Act and to any limitations in the Restated Articles of Incorporation or these Restated Bylaws relating to action required to be approved by the shareholders, the business and affairs of the Corporation shall be managed and shall be exercised by or under the direction of the Board of Directors.  In addition to the powers and authorities these Restated Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Restated Articles of Incorporation or these Restated Bylaws required to be exercised or done by the shareholders.

Section 3.2             Number, Term of Office and Election.  The number of directors and the term of office of directors shall be determined as set forth in the Restated Articles of Incorporation.  Except as provided in this Section or Section 3.3, directors shall be elected by a majority of the votes cast at the shareholders’ annual meeting in each year; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees set forth in Section 2.11(a)(ii) of these Restated Bylaws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders.  If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.  Directors need not be shareholders unless so required by the Restated Articles of Incorporation or these Restated Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3             Vacancies.  Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled as set forth in the Restated Articles of Incorporation.

Section 3.4             Resignations and Removal.

(a)           Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Directors, the Chairman of the Board of Directors or the Secretary, as the case may be.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)           Any director who is an employee of the Corporation shall be deemed to have tendered his/her resignation as a director to the Board of Directors upon termination of his/her employment with the Corporation.  The Board of Directors shall determine whether to accept such resignation or whether the director shall finish his/her term as a director.  Until and unless the Board formally accepts, by majority vote, such resignation the director shall continue to serve on the Board and have full authority, power and privileges of a member of the Board of Directors.

(c)           Any director or the entire Board of Directors may be removed as set forth in the Restated Articles of Incorporation.

Section 3.5             Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors; provided that no fewer than one regular meeting per year shall be held.  A notice of each regular meeting shall not be required.

Section 3.6             Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or any two directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of such meetings.  Notice of each such meeting shall be given to each director, if by mail, addressed to such director as his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting.  Notice of any meeting need not be given to director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7             Participation in Meetings by Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone, webcast or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8             Quorum.  Except as otherwise provided by law, the Restated Articles of Incorporation or these Restated Bylaws, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors.  The Chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  If a quorum initially is present at any meeting of directors, the directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, upon resolution of at least a majority of the required quorum for that meeting prior to the loss of such quorum.

Section 3.9             Board of Directors Action by Written Consent Without a Meeting.

(a)           Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board of Directors consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

(b)           Any electronic transmission consent to an action to be taken and transmitted by a director shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the director or by a person or persons authorized to act for the director, and (ii) the date on which such director or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

(c)           Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 3.10           Rules and Regulations.  The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Restated Articles of Incorporation or these Restated Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.11           Fees and Compensation of Directors.  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors.  This Section 3.11 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE IV
OFFICERS

Section 4.1             Officers.  The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Chief Accounting Officer, a Chief Legal Officer (General Counsel) and such other officers as the Board of Directors may from time to time determine, each of whom shall be appointed by the Board of Directors, each to have such authority, functions or duties as set forth in these Restated Bylaws or as determined by the Board of Directors.  Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal.  The Board of Directors may also authorize the Chief Executive Officer of the Corporation to appoint officers.  Any two or more of such offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Restated Articles of Incorporation or these Restated Bylaws to be executed, acknowledged or verified by two or more officers.

Section 4.2             Compensation.  From time to time a committee of the Board of Directors shall review and approve the salaries of the Chief Executive Officer and such other officers as may be determined by the Board of Directors.  An officer who is also a director may receive a salary.  The salaries of officers not otherwise determined by the Board of Directors shall be determined by the Chief Executive Officer or his or her designee.

Section 4.3             Removal, Resignation and Vacancies.  Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party.  Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party.  If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 4.4             Chief Executive Officer.  The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation and shall perform all duties incident to the office of the Chief Executive Officer as determined by the Board of Directors.  The Chief Executive Officer may be the Chairman of the Board, the President or another officer of the Corporation as determined by the Board of Directors.

Section 4.5             Secretary.  The Secretary shall keep the minutes of the shareholders’ and Board of Directors’ meetings, provide notices as required, be custodian of the corporate records and of the seal of the Corporation, and perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned.  The duties of the Secretary may be delegated to other persons by the Board of Directors.

Section 4.6             Other Officers.  The other officers of the Corporation shall perform such duties as the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may designate.

ARTICLE V
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 5.1             Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, or designated class of employees, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 5.2             Loans.  Loans and evidence of indebtedness shall not be contracted on behalf of the Corporation unless authorized by a resolution of the Board of Directors.  Any such authorization or delegation of authority to any officer or officers of the Corporation may be general or confined to specific instances.

Section 5.3             Checks, Drafts, Orders for Payment of Money.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 5.4             Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors, or any officer or officers of the Corporation as may be designated from time to time by the Board of Directors, may select.

ARTICLE VI
INDEMNIFICATION

Section 6.1             Indemnification of Officers and Directors.  The Corporation shall indemnify to the fullest extent not prohibited by law and hold harmless each person who is or was serving as a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, from and against any and all liabilities and counsel fees, costs, and legal and other expenses (including, without limitation, fines, penalties, judgments and amounts paid in settlement) reasonably incurred or imposed in connection with or resulting from (i) any claim, action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative, legislative or investigative, in which the person may be or become involved or with which the person may be threatened, as a party, or otherwise, by reason of the person now or hereafter being or having heretofore been a director or officer of the Corporation or a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, or other enterprise or by reason of the person’s alleged acts or omissions as a director, officer, employee, or agent, as aforesaid, whether or not the person continues to be such at the time such liabilities, fees, costs, or expenses shall have been incurred, and (ii) any action, suit, or proceeding, or any appeal therefrom, brought by the person to recover the indemnity provided for by this Article VI. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this Article and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation’s obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person.

Section 6.2             Exclusivity of Rights.  The rights of indemnification and advancement of expenses provided for by this Article VI shall not be deemed exclusive of any other rights to which any director or officer may otherwise be entitled, nor shall this Article VI be deemed to exclude or limit any power that the Corporation may lawfully exercise to provide any additional or other indemnity or right for any director, officer, employee, or other person.

Section 6.3             Benefit.  The indemnification provided by this Article VI shall inure to the benefit of the heirs, executors, and administrators of any such director or officer.

Section 6.4             Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Oregon Business Corporation Act.

Section 6.5             Settlement of Claims.  The Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6.6             Subrogation.  In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.7             Procedures for Submission of Claims.  The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VI, determination of the entitlement of any person thereto and review of any such determination.

ARTICLE VII
CERTIFICATES FOR STOCK AND THEIR TRANSFER

Section 7.1             Certificates for Stock.  The Board of Directors may authorize the issue of shares without certificates.  If certificates representing stock of the Corporation are used, they shall be consecutively numbered and in such form as shall be determined by the Board of Directors or in accordance with these Restated Bylaws. Such certificates shall be signed as the Board of Directors may determine. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of lost, destroyed, or mutilated certificates a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 7.2             Transfer of Stock.  Transfer of stock of the Corporation shall be made only on the stock transfer books of the Corporation. Transfers will not be made in violation of these Restated Bylaws, any shareholder agreement, benefit plan, any other Corporation document or policy, or applicable law.  The name under which shares stand on the books of the Corporation shall be deemed by the Corporation to be the name of the owner thereof.

ARTICLE VIII
SPECIAL PROVISIONS RELATIVE TO STOCK

Section 8.1             Ownership Policy.  The purpose of this Article is to define the policy of the Corporation to maintain ownership of its common stock by compatible persons actively contributing to its success.  This policy is based on the belief that common stock ownership by competent, loyal, contributing employees and directors of, and consultants to, the Corporation and its affiliates will be of continuing benefit to the Corporation.

Section 8.2             Restrictions on Stock.

(a)            Corporation’s Right to Repurchase upon Termination of Affiliation. As used in this Article, “Stock” shall mean the Common Stock issued or to be issued by the Corporation.  All shares of Stock held of record by a person who is an employee or director of, or a consultant to, the Corporation or any of its affiliates shall be subject to the Corporation’s right to repurchase all of such shares in the event that such holder’s affiliation with the Corporation as an employee, director or consultant is terminated. Such right of repurchase upon termination of affiliation shall also be applicable to all shares of Stock which such person has the right to acquire subsequent to termination of affiliation pursuant to any of the Corporation’s employee benefit plans (other than shares distributable to such person under any benefit plan adopted by the Corporation or any of its affiliates which, by law or its terms, prohibits the Corporation’s right to repurchase shares issued thereunder upon termination of affiliation) or pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at the date of such termination of affiliation. An authorized leave of absence approved in accordance with the Corporation’s policy shall not constitute a termination of affiliation for purposes of this subparagraph (a); provided, however, that the issuance of a formal personnel action notice by the Corporation’s human resources department advising an employee that the leave of absence is terminated shall constitute a termination of affiliation for purposes of this subparagraph (a).  The Corporation’s right of repurchase shall be exercised by mailing written notice to such holder at his or her address of record on the Corporation’s stock record books within 60 days following the termination of such affiliation, which notice shall request delivery of certificates representing the shares of Stock, duly endorsed in blank or to the Corporation, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If the Corporation repurchases the shares, the price shall be the Formula Price (as hereinafter defined) per share (i) on the date of such termination of affiliation, in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at that date; or (ii) on the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his or her termination of affiliation pursuant to any of the Corporation’s employee benefit plans. The Corporation shall, if it exercises its right to repurchase such shares of Stock as provided in this subparagraph (a), pay for such shares in cash or promissory notes issued within 90 days after (i) the date of such termination of affiliation (such 90-day period shall commence on such date of termination of affiliation and shall not be extended by accrued vacation, sick days or similar accruals), in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at that date; or (ii) the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his or her termination of affiliation pursuant to any of the Corporation’s employee benefit plans. If the Corporation is unable to make such payment directly to such holder, then the Corporation may satisfy its obligation to make such payment by depositing the purchase price in cash or promissory notes within such 90-day period in an account for the benefit of such holder and such shares of Stock shall thereby be deemed to have been transferred to the Corporation and no longer outstanding with all rights of such holder with regard to such shares terminated. The Corporation and any holder of Stock may by contract mutually agree to extend the time period of the Corporation’s right to repurchase such holder’s Stock, and to alter payment terms from those contained in this subparagraph (a).

(b)           Corporation’s Right of First Refusal.  If at any time a holder of Stock desires to sell any of such Stock (other than through the limited market maintained by the Corporation), such holder shall first give notice to the Secretary of the Corporation containing:

(i)            A statement signed by such holder notifying the Corporation that such holder desires to sell shares of Stock and has received a bona fide offer to purchase such shares.

(ii)           A statement signed by the intended purchaser containing:

(A)          the intended purchaser’s full name, address and taxpayer identification number;

(B)           the number of shares to be purchased;

(C)           the price per share to be paid;

(D)          other terms under which the purchase is intended to be made; and

(E)           a representation that the offer, under the terms specified, is bona fide.

(iii)          If the purchase price is payable in cash, in whole or in part, a copy of a certified check, cashier’s check or money order payable to such holder from the purchaser in the aggregate amount of the purchase price which is to be paid in cash.

The Corporation shall thereupon have an option exercisable within 14 days of receipt of such notice by the Secretary to purchase all, but not less than all, of the shares specified in the notice at the offer price and upon the same terms as set forth in the notice, accompanied by payment of the purchase price; provided, however, that if the offer price is payable, in whole or in part, other than in cash, the Corporation shall pay the equivalent value of any noncash consideration as mutually agreed upon between the holder and the Corporation. Such option shall be exercised by the Corporation by mailing written notice to such holder at his or her address of record on the Corporation’s stock record books. In the event the Corporation does not exercise such option, such holder may sell the shares specified in the notice within 30 days thereafter to the person, at the price and upon the terms and conditions set forth therein. The holder may not sell such shares to any other person, or at any different price, or on any different terms without first re-offering such shares to the Corporation. All shares sold pursuant to this subparagraph (b) shall continue to be subject to this Article VIII, further transfers of the shares can be made only in accordance with this Article VIII and each purchaser is required to execute an agreement to be bound by the terms of this Article VIII.

(c)           Election of Rights by Corporation.  If circumstances shall occur which would ordinarily permit the Corporation to exercise its rights under either subparagraphs (a) or (b) of this Article at a time when the Corporation’s rights under the other subparagraph have become and remain exercisable, the Corporation in its sole discretion may elect which of such rights it shall exercise.  The Corporation may designate one or more nominees to purchase any shares of Stock which it has the right to purchase pursuant to subparagraphs (a) or (b) of this Article, in lieu of purchasing such shares itself.

(d)           Other Transfers.  Except for sales in the limited market maintained by the Corporation and as provided in subparagraphs (a) or (b) of this Article, no holder of shares of Stock may sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of Stock without the prior written approval of the Corporation, and any attempt to so sell, assign, pledge, transfer or otherwise dispose of or encumber such shares without such prior approval shall be null and void.  If any transfer of the Corporation’s Stock is (1) not a sale by an employee or director of, or consultant to, the Corporation or (2) by a person who acquired such Stock other than by purchase, directly or indirectly, from an employee or director of, or consultant to the Corporation, then the Corporation is expressly authorized to condition its approval of such transfer upon the transferee’s agreement to hold such Stock subject to this Article upon the termination of affiliation of the employee, director, or consultant. All shares transferred with the Corporation’s prior written approval pursuant to this subparagraph (d) shall continue to be subject to this Article VIII, further transfers of the shares can be made only in accordance with this Article VIII, and each transferee is required to execute an agreement to be bound by the terms of this Article VIII.

(e)           Definition of Formula Price. As used in this Article, “Formula Price” shall mean the price determined pursuant to the formula adopted by the Board of Directors of the Corporation for the purpose of determining the fair market value of the Corporation’s Stock, as such formula may be modified from time to time by the Board of Directors.

(f)            Ownership Limit.  No person may own more than one percent of the outstanding shares of Common Stock of the Corporation, excluding the person’s beneficial interest in any class or series of stock of the Corporation held by an employee benefit trust.

Section 8.3             Fixing Record Dates.

(a)            For purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders, shareholders entitled to demand a special meeting, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date.  With respect to a particular notice or meeting, the record date shall be the same for all voting groups.  Such record date shall not be more than 70 days before the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, shareholders entitled to demand a special meeting or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(i)            With respect to an annual shareholders’ meeting or any special shareholders’ meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Restated Bylaws to call a meeting, the day before the first notice is delivered to shareholders;

(ii)           With respect to a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand;

(iii)          With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;

(iv)          With respect to actions taken in writing without a meeting, the date the first shareholder signs a consent; and

(v)           With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

(b)           When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 8.4             Regulations.  The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE IX
GENERAL MATTERS

Section 9.1             Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or such other 12 consecutive months as the Board of Directors may designate.

Section 9.2             Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 9.3             Maintenance and Inspection of Records.  The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these Restated Bylaws as amended to date, accounting books and other records.

Section 9.4             Reliance Upon Books, Reports and Records.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of

Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 9.5             Subject to Law and Restated Articles of Incorporation.  All powers, duties and responsibilities provided for in these Restated Bylaws, whether or not explicitly so qualified, are qualified by the Restated Articles of Incorporation and applicable law.

Section 9.6             Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding stock in the manner and upon the terms and conditions provided by law.

ARTICLE X
AMENDMENTS

Section 10.1           Amendments.  In furtherance and not in limitation of the powers conferred by the laws of the State of Oregon, the Board of Directors is expressly authorized to adopt, amend or repeal these Restated Bylaws.  In addition to any requirements of law and any other provision of these Restated Bylaws or the Restated Articles of Incorporation, the shareholders may also amend or repeal any provision of these Restated Bylaws.

ARTICLE XI
PARTIAL INVALIDITY — SAVING CLAUSE

Should any portion, section, paragraph or part of these Restated Bylaws be held invalid, the remainder of these Restated Bylaws shall remain valid and enforceable.

As restated by shareholder action on February 9, 1974, and as amended:

February 15, 1975

February 14, 1976

February 12, 1977

February 18, 1978

February 23, 1980

February 21, 1981

February 20, 1982

February 26, 1983

December 15, 1983

February 25, 1984

February 23, 1985

March 8, 1993

September 6, 1994

January 1, 1996

October 23, 1997

January 1, 2000

May 8, 2001

February 8, 2008

May 9, 2008

November 6, 2009

WITNESS the signature of the undersigned this 6th day of November, 2009.

/s/Margaret B. McLean
Margaret B. McLean, Secretary